UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2005

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 600 DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

      Amendment to Long-Term Incentive Plan.

      On May 2, 2005, in accordance with the provisions of the Crosstex Energy GP, LLC Long-Term Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of Crosstex Energy, L.P. (the “Registrant”), approved an amendment to the Plan that increased by 400,000 the aggregate number of the Registrant’s common units representing limited partnership interests available for issuance under the Plan from 1,400,000 to 1,800,000.

      The Plan will continue to permit the grant of awards in the form of restricted units or unit options. Crosstex Energy GP, LLC’s Board of Directors in its discretion may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Subject to early termination by Crosstex Energy GP, LLC’s Board of Directors, the Plan will terminate when units are no longer available for awards under the Plan.

      A brief description of the Plan before taking into account the amendment is included in the Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2005. The full text of the Plan before taking into account the amendment described herein was filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the SEC on March 25, 2003. A copy of the amendment to the Plan is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The descriptions of the Plan, as amended, contained herein are qualified in their entirety by reference to the full text of the Plan, as amended.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Amendment to Crosstex Energy GP, LLC Long Term Incentive Plan dated May 2, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P., its General Partner

By:	Crosstex Energy GP, LLC, its General Partner

Date: May 4, 2005	By:	/s/ William W. Davis
William W. Davis Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Amendment to Crosstex Energy GP, LLC Long Term Incentive Plan dated May 2, 2005.

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